Exhibit 10.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT AND CONSENT
     This Amendment No. 1 to Credit Agreement and Consent, dated as of September 30, 2005 (the “Amendment”), among LIFE TIME FITNESS, INC., a Minnesota corporation (the “Borrower”), the banks from time to time party hereto (individually, a “Bank” and, collectively, the “Banks”), and U. S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as Administrative Agent for the Banks (in such capacity, the “Agent”) and Lead Arranger, and J. P. MORGAN SECURITIES INC., as Syndication Agent.
RECITALS:
     A. The Borrower, the Banks, the Agent and the Syndication Agent are the parties to that certain Credit Agreement dated as of April 15, 2005 (the “Original Agreement”).
     B. The Borrower has requested that the Agent and the Banks amend certain provisions of the Original Agreement and that the Agent and the Bank consent to the consummation of the “Restructuring” hereinafter described.
     C. Subject to the terms and conditions of this Amendment, the Agent and the Banks will agree to the foregoing requests of the Borrower based in part on the Borrower’s agreement to execute and/or deliver, and to cause the “Restructuring Subsidiaries” hereinafter defined to execute and/or deliver, this Amendment and the other documents that are required to be executed and/or delivered by the terms hereto so that, after giving effect to the Restructuring, the Agent and the Banks shall be in substantially the same position relative to the Borrower, its Subsidiaries, their respective property and their respective liability for the payment and performance of the Obligations as existed prior to the Restructuring.
     NOW, THEREFORE, the parties agree as follows:
     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.
     2. Amendments. The Original Agreement is hereby amended as follows:
     (a) The Original Agreement is generally amended so that any reference to:
     (i) “LTF Real Estate Holdings, LLC” or “Holdings” shall be deemed to be a reference to “LTF TIAA Real Estate Holdings, LLC”;
     (ii) “FCA Construction Holdings, LLC” or “FCA Construction” shall be deemed to be a reference to “FCA Construction Company, LLC”; and
     (iii) “FCA Restaurant Holdings, LLC” or “FCA Restaurant Holdings” shall be deemed to be a reference to “FCA Restaurant Company, LLC”.

     (b) The Original Agreement is further generally amended so that any reference to the “Borrower” as the lessee under a LTF Lease shall be deemed to be a reference to LTF Club Operations Company, Inc., a Minnesota corporation, after the consummation of the Restructuring.
     (c) The definition of “Acquisition” appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:
     “‘Acquisition’: Any transaction or series of transactions by which the Borrower acquires, either directly or through an Affiliate or otherwise, (a) any or all of the stock or other securities of any class of any Person if, after giving effect to such transaction, such Person would be an Affiliate of the Borrower; or (b) a substantial portion of the assets (other than real estate that, a substantial portion of which, the Borrower intends to develop and operate as a Club and related businesses), or a division, or line of business of any Person.”
     (d) The definition of “LTF Lease” appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:
     “‘LTF Lease’: A long term lease agreement between a Real Estate Subsidiary, as lessor, and the Borrower (or, after the consummation of the Restructuring, LTF Club Operations Company, Inc., a Minnesota corporation (‘Operations’)), as lessee, relating to a Club.”
     (e) The definition of “Real Estate Subsidiary” appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:
     “‘Real Estate Subsidiary’: Any Subsidiary that is the obligor on a Permitted Permanent Loan; provided, however, that none of OP Holdings, Operations, FCA Construction, FCA Restaurant Holdings, LTF Real Estate Holdings, LLC, a Delaware limited liability company (‘RE Holdings’), LTF Club Management Company, LLC, a Delaware limited liability company (‘Management’), or LTF Real Estate Company, Inc., a Minnesota corporation (‘RE CO’) are, or shall become, a Real Estate Subsidiary. The Real Estate Subsidiaries in existence on the Closing Date are described on Schedule 1.1(a) of the Disclosure Schedules.”
     (f) Subparts (b)(vi) and (vii) of the definition of “Permitted Permanent Loan” appearing in Section 1.1 of the Original Agreement are respectively amended in their entireties to read as follows:
     “(vi) the Clubs are leased to the Borrower (or, after the consummation of the Restructuring, Operations) pursuant to an LTF Lease; provided, that such LTF Lease shall not require the Borrower or Operations, as the case may be, to pay more than the market rate for such Club as of the effective date of such LTF Lease, plus annual increases not to exceed 2.5% on a compounded basis;

     (vii) the Net Proceeds from such Indebtedness are sufficient to repay at least 50% of the aggregate costs paid or incurred by the Borrower or Operations, as the case may be, in connection with the acquisition and improvement of the Clubs comprising security for such Indebtedness except that this clause (vii) does not apply to any Teachers’ Re-financing;”.
     (g) Section 1.1 of the Original Agreement is further amended by adding the following new definitions in proper alphabetical order:
     “‘Collateral’: Any property in which the Agent has been granted a Lien pursuant to any Loan Document.
     ‘Restructuring’: The transactions set forth on Schedule A attached to that certain Amendment No. 1 to Credit Agreement and Consent dated as of September 30, 2005 (the ‘First Amendment’).
     ‘Restructuring Documents’: The documents listed on Schedule B attached to the First Amendment.
     ‘Restructuring Subsidiary”: Each of OP Holdings, Operations, RE Holdings, Management and RE CO.”
     (h) Section 5.12 of the Original Agreement is amended in its entirety to read as follows:
     “Section 5.12 LTF Leases. The Borrower shall comply with, or, after the consummation of the Restructuring, shall cause Operations to comply with, its obligations under each LTF Lease in all respects such that neither the Real Estate Subsidiary that is the lessor party thereto nor any third party lender whose Permitted Permanent Loan is secured by such LTF Lease shall have the right to terminate such LTF Lease by reason of default by the Borrower or Operations, as the case may be, thereunder.”
     (i) Section 5.13 of the Original Agreement is amended in its entirety to read as follows:
     “Section 5.13 Real Estate. The Borrower shall take all actions necessary to assure that the Borrower or, after the consummation of the Restructuring, RE CO, holds in its name fee title interest (or, if the Borrower’s and its Subsidiaries’ greatest estate in any parcel of real estate is a leasehold estate, then such leasehold estate) to all parcels of real property in which the Borrower or any Subsidiary has any interest except for Clubs that are owned by a Real Estate Subsidiary subject to Lien securing a Permitted Permanent Loan made to such Real Estate Subsidiary or for the Clubs respectively located in Champlin, MN and Savage, MN if the Borrower does not transfer them to RE CO pursuant to Section 12(c) of the First Amendment.”

     (j) Section 5.14 of the Original Agreement is amended in its entirety to read as follows:
     “Section 5.14 Mandatory Distributions. The Borrower shall cause:
     (a) FCA Restaurant Holdings and each other Subsidiary (other than Holdings, RE Holdings, RE CO and any Real Estate Subsidiary) to distribute (not less often than monthly) to its owners all cash and cash equivalents that come into the possession of FCA Restaurant Holdings or such other Subsidiary and that are not required by FCA Restaurant Holdings or such other Subsidiary to satisfy its immediate working capital requirements.
     (b) Holdings, RE Holdings, RE CO and each Real Estate Subsidiary to enter into an agreement (an ‘Upstream Distribution Agreement’) with the Borrower in form and substance satisfactory to the Agent: (i) requiring Holdings, RE Holdings, RE CO and such Real Estate Subsidiary to promptly distribute (and not less often than monthly) to the Borrower all cash and cash equivalents that come into the possession of such Subsidiary and that are not required by such Subsidiary to satisfy: (A) its immediate obligations to contractors and vendors entered into in the ordinary course of business; and (B) its obligations under the Permitted Permanent Loans made to Holdings or such Real Estate Subsidiary; and (ii) assigning to the Agent a Lien in all of the Borrower’s right, title and interest in, to and under such agreement and to all payments required to be made thereunder, and the Borrower shall cause each Subsidiary to comply with such agreement.”
     (k) Section 6.5(a)(ii) of the Original Agreement is amended by changing the reference to “Section 6.2 or 6.19” to a reference to “Section 6.2 or 6.18.”
     (l) Section 6.6 of the Original Agreement is amended in its entirety to read as follows:
     “Section 6.6 Negative Pledges. The Borrower will not enter into, and will not permit any of its Subsidiaries to enter into, any agreement , bond, note or other instrument with or for the benefit of any Person other than the Banks which would (a) prohibit such Person from granting, or otherwise limit the ability of such Person to grant, to the Banks any Lien on any assets or properties of such Person, or, in the case of any of the Borrower’s Subsidiaries, would prohibit such Subsidiary from paying distributions or dividends to its equity holders except for the Related Agreements evidencing or securing: (i) a Permitted Permanent Loan so long as such restriction applies only to the Real Estate Subsidiaries that are bound by the relevant Related Agreements and terminates upon the payment of such Permitted Permanent Loan; and (ii) Purchase Money Indebtedness (including Capitalized Leases) which prohibit the granting of additional Liens on the property securing such Purchase Money Indebtedness, or (b) require the Borrower or any of its Subsidiaries to grant a Lien to any other Person if such Person grants any Lien to the Banks.”
     (m) Section 6.7(b) of the Original Agreement is amended in its entirety to read as follows:
     “(b) any wholly-owned Subsidiary of the Borrower may pay dividends or make distributions to its parent; provided, however, that, if such wholly-owned Subsidiary is indirectly owned by the Borrower through one or more intermediate Subsidiaries, then such Subsidiary may not pay dividends or make distributions to its parent unless all of such intermediate Subsidiaries can pay dividends or make distributions to their respective parents without any restriction or limitation set forth in any Related Agreement;”.
     (n) Section 6.10(n) of the Original Agreement is amended in its entirety to read as follows:
     “(n) Investments by the Borrower in its Subsidiaries in existence on the Closing Date and Investments by the Borrower in the Restructuring Subsidiaries as of September 30, 2005.”
     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Agent shall have received:
     (a) Counterparts of this Amendment executed by the Borrower and the Majority Banks;
     (b) An Amendment No. 1 to Pledge Agreement in the form provided by the Agent appropriately completed and duly executed by the Borrower;
     (c) A certificate of the Secretary of the Borrower having attached (i) a copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith, certified by the Secretary or an Assistant Secretary of the Borrower; and (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Amendment and such other documents to be executed and/or delivered by the Borrower in connection herewith;
     (d) A certificate of good standing for the Borrower in the jurisdiction of its incorporation or organization;
     (e) An Amendment No. 1 to Pledge Agreement in the form provided by the Agent appropriately completed and duly executed by Holdings;

     (f) One or more Subsidiary Guaranties in the form provided by the Agent appropriately completed and duly executed by OP Holdings, , Operations, RE Holdings, Management, and RE CO, respectively;
     (g) A Subsidiary Security Agreement in the form provided by the Agent appropriately completed and duly executed by OP Holdings, Operations, Management and RE CO, respectively;
     (h) A Subsidiary Pledge Agreement in the form provided by the Agent appropriately completed and duly executed by OP Holdings and RE Holdings, respectively;
     (i) An Amended and Restated Upstream Distribution Agreement in the form provided by the Agent appropriately completed and duly executed by the Borrower, Holdings, RE Holdings, RE CO and each Real Estate Subsidiary in existence on the date of this Amendment;
     (j) A certificate of the Secretary or Assistant Secretary (or other appropriate officer) of each Subsidiary that is executing and/or delivering any document in connection with this Amendment dated as of a current date and certifying to the following:
     (i) a true and accurate copy of the corporate or company (or other) resolutions of such Subsidiary authorizing the execution, delivery and performance of the Loan Documents to which such Subsidiary is a party contemplated hereby and thereby;
     (ii) the incumbency, names, titles and signatures of the officers of such Subsidiary authorized to execute the Loan Documents to which such Subsidiary arty is a party;
     (iii) a true and accurate copy of the Articles of Incorporation or Organization (or the equivalent) of such Subsidiary with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of organization as of a date acceptable to the Agent; and
     (iv) a true and accurate copy of the bylaws, operating agreement and member control agreement (or other constituent documents) for such Subsidiary;
     (k) A certificate of good standing for each of the Subsidiaries described in Section 3(i) in the jurisdiction of such Subsidiary’s incorporation or organization and in the jurisdictions where the character of the properties owned or leased by such Subsidiary or the business conducted by such Subsidiary makes such qualification necessary, certified by the appropriate governmental officials as of a date acceptable to the Agent;

     (l) Evidence that the Borrower’s insurance policies have been amended in a manner reasonably acceptable to the Agent to reflect the consummation of the Restructuring;
     (m) A copy of the Restructuring Documents, each in form and substance satisfactory to the Agent and Majority Banks and certified as a true and correct copy by an officer of the Borrower;
     (n) A copy of all amendments to Related Agreements previously delivered to the Agent and all additional Related Agreements to be executed in connection with the consummation of the Restructuring as more particularly set forth on Schedule C attached to this Amendment and incorporated herein by reference, each in form and substance satisfactory to the Agent and Majority Banks and certified as a true and correct copy by an officer of the Borrower;
     (o) Evidence satisfactory to the Agent that the occurrence of the Effective Date is the last condition to be satisfied to the consummation of the Restructuring; and
     (p) Such other approvals, opinions or documents as the Agent or any Bank may reasonably request.
     4. Representations and Warranties. To induce the Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Agent and the Banks as follows:
     (a) The execution, delivery and performance by the Borrower of this Amendment and any other document to be executed and/or delivered by the Borrower in connection herewith have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder) that has not been obtained, do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;
     (b) The representations and warranties respectively contained in Article IV of the Original Agreement are true and correct as of the date hereof as though made on that date except: (i) to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (ii) the representations and warranties set forth in Section 4.5 to the Borrower’s financial statements shall be deemed to refer to the financial statements then most recently delivered to the Banks pursuant to Section 5.1(a) or (b), as the case may be; provided, that the unaudited interim financial statements do not comply with GAAP because of the absence of footnotes and are subject to immaterial year-end audit adjustments;
     (c) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Agent or any Bank for payment of the Obligations now existing or hereafter arising under the Original Agreement as amended by this Amendment or any other Loan Document;
     (d) The Original Agreement, as amended by this Amendment, and each other Loan Document to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies; and
     (e) No Default, Event of Default or Material Adverse Occurrence has occurred and is continuing as of the date hereof after giving effect to this Amendment.
     5. Reference to and Effect on the Loan Documents.
     (a) From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, and each reference to the “Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby.
     (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.
     6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower’s paying or omission to pay, such taxes or fees.

     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT AND THE REPLACEMENT REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.
     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     9. Counterparts. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.
     10. Recitals. The Recitals hereto are incorporated herein by reference.
     11. Consent. Notwithstanding anything in this Agreement or any other Loan Document to the contrary but subject to the satisfaction of the conditions subsequent set forth in Section 12 of this Amendment, the Agent and the Banks, on the Effective Date of this Amendment, hereby consent to the Borrower’s and its Subsidiaries’ consummation of the Restructuring. The Agent’s and the Banks’ consent are limited to the specific circumstances described above, and shall not be construed to be a consent to any other transaction or a general waiver of any term or provision of the Original Credit Agreement or any other Loan Document.
     12. Conditions Subsequent. As conditions subsequent to this Amendment, the Agent and the Banks require that by no later than:
     (a) October 7, 2005, the Borrower shall deliver evidence to the Agent that the Borrower has dissolved LTF Corporate Businesses Company, LLC, a Delaware limited liability company (“CBC”) and LTF Air Company, LLC, a Delaware limited liability company (“AIR CO”); provided, however, that:
     (i) the Borrower covenants and agrees with the Agent and the Banks that, prior to the dissolution of CBC and AIR CO, neither the Borrower nor any of the Borrower’s other Subsidiaries shall contribute any assets to either CBC or AIR CO and that neither CBC nor AIR CO shall engage in any business; and
     (ii) if the Borrower fails to timely dissolve CBC and AIR CO, then the Agent, upon 10 Business Days’ prior written notice to the Borrower, may impose the Default Rate commencing on the first day following the end of such notice period and continuing thereafter until CBC and AIR CO are dissolved;
     (b) October 31, 2005, the Borrower shall deliver to the Agent all Related Agreements and/or amendments to existing Related Agreements that may be required by

Teachers in connection with the Borrower’s obtaining Teachers’ consent to the Restructuring; provided, however, that all such Related Agreements and amendments shall be subject to the Agent’s determination, in its sole and absolute discretion, that such Related Agreements and amendments establish a post-Restructuring claim against the Borrower, the Restructuring Subsidiaries and their respective assets that is similar to the pre-Restructuring claim that Teachers had against the Borrower and its assets; provided further, however, that if the Agent notifies the Borrower that such Related Agreements and amendments enhance Teachers’ pre-Restructuring claim, then the Borrower shall immediately unwind the Restructuring and shall execute such documents as may be required by the Agent as being necessary or convenient to effect such unwinding; and
     (c) October 31, 2005, the Borrower shall deliver to the Agent all Related Agreements and/or amendments to existing Related Agreements that may be required by Associated Bank Minnesota or Associated Bank, National Association in connection with the Borrower’s obtaining the respective bank’s consent to the Restructuring; provided, however, that all such Related Agreements and amendments shall be subject to the Agent’s determination, in its sole and absolute discretion, that such Related Agreements and amendments establish a post-Restructuring claim against the Borrower, the Restructuring Subsidiaries and their respective assets that is similar to the pre-Restructuring claim that the relevant bank had against the Borrower and its assets; provided further, however, that if the Agent notifies the Borrower that such Related Agreements and amendments enhance the relevant bank’s pre-Restructuring claim, then the Borrower shall exclude the Clubs respectively located in Champlin, MN and Savage, MN from the Restructuring.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

LIFE TIME FITNESS, INC.
By:
Name:	Eric J. Buss
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank
By:
Name:	Karen E. Weathers
Title:	Vice President

JPMorgan Chase Bank, N. A.

By:

Name:

Title:

M&I Marshall & Ilsley Bank

By:

Name:

Title:

and

By:

Name:

Title:

National City Bank of the Midwest

By:

Name:

Title:

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

By:

Name:

Title:

Harris Trust and Savings Bank

By:

Name:

Title:

Associated Bank, National Association

By:

Name:

Title:

MB Financial Bank, N.A.

By:

Name:

Title: